UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12
Tenet Healthcare Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

NEWS RELEASE
Tenet Healthcare Corporation Headquarters Office 3820 State Street Santa Barbara, CA 93105 Tel 805.563.6855 Fax 805.563.6871 http://www.tenethealth.com
Contacts:	Media:	Harry Anderson (805) 563-6816
	Investors:	Paul Russell (805) 563-7188 Diana Takvam (805) 563-6883

Edward Kangas, Former Head of Deloitte Touche Tohmatsu,
Joins Tenet's Board of Directors

        SANTA BARBARA, Calif.—April 24, 2003—Tenet Healthcare Corporation (NYSE:THC) announced today that Edward A. Kangas, 58, former chairman and chief executive officer of the global accounting firm of Deloitte Touche Tohmatsu, has been elected to the company's board of directors.

        "We are pleased to welcome Ed Kangas as an independent director to Tenet's board," said Jeffrey C. Barbakow, Tenet's chairman and chief executive officer. "A recognized leader in the accounting field, Ed brings substantial executive experience as well as financial expertise to Tenet's board. We expect to name additional independent directors to our board shortly."

        Kangas said, "Having looked closely at Tenet, I am impressed by the seriousness with which the board and management have approached the challenges facing the company and the concerted actions Tenet has recently taken. The company has a strong franchise and balance sheet, and I believe it will emerge from this transitional period well positioned for improved performance. I look forward to leveraging my experience working with a broad range of Fortune 500 companies to benefit Tenet's shareholders, patients, employees and the communities in which it operates."

        Tenet recently announced that it would add four new independent directors to its board. Kangas is the first of these new directors. In addition to designating an independent director to serve as non-executive chairman, the board will also appoint new heads of its compensation, audit and nominating committees. The board has retained Spencer Stuart, a leading executive search firm, to assist in recruiting strong independent directors.

        Kangas served as chairman and chief executive officer of Deloitte Touche Tohmatsu from 1989 to 2000, designing and leading the integration of a worldwide firm that today has over 100,000 people in 140 countries. Under his leadership, the firm grew from $3.5 billion in revenues in 1989 to $11 billion in 2000. From 1989 to 1994, he also served as the Managing Partner of Deloitte & Touche (USA). Kangas began his career as a staff accountant at Touche Ross in 1967, where he became a partner in 1975. He was elected managing partner and chief executive officer of Touche Ross in 1985, a position he held through 1989. He was one of the chief architects of the 1989 global combination of Deloitte Haskins & Sells and Touche Ross.

        Since his retirement from Deloitte in 2000, Kangas has served as a consultant to Deloitte and as chairman of the National Multiple Sclerosis Society, one of the nation's largest health-related organizations. He is also a director of Hovnanian Enterprises Inc. (NYSE: HOV), a leading national homebuilder.

        In addition, he serves as a trustee of the Committee for Economic Development and is a member of Beta Gamma Sigma Directors' Table. Kangas is currently a member of the board of trustees of the University of Kansas Endowment Association and a member of the University of Kansas Business

School of Advisors, and he has served as a member of the board of overseers of The Wharton School at the University of Pennsylvania. A certified public accountant, Kangas holds a bachelor's degree and a master's degree in business administration from the University of Kansas.

        The appointment of Kangas to Tenet's board of directors is the latest in a series of recent moves by Tenet to address the company's challenges and position it for future growth. Since December, the company has, among other things, (1) announced a decision to sell non-core assets, reduce operating expenses, and accelerate share repurchases as part of its plan to sharpen its strategic focus, (2) began expensing on its balance sheet the cost of stock options granted to executives, (3) changed to a calendar year for financial reporting to enhance comparability with other hospital companies, (4) adopted a new policy on Medicare outlier payments, (5) restructured its operating divisions and regions, (6) promoted its top hospital executives to the senior executive management team, (7) placed a seasoned hospital executive who is also a medical doctor in charge of its large California market, (8) announced a comprehensive set of initiatives designed to enhance corporate governance, and (9) established a groundbreaking new policy for uninsured patients that includes an offer, subject to government approval, of managed care-style pricing.

        Tenet Healthcare Corporation, through its subsidiaries, owns and operates 114 acute care hospitals with 27,882 beds and numerous related health care services. Tenet and its subsidiaries employ approximately 116,500 people serving communities in 16 states. Tenet's name reflects its core business philosophy: the importance of shared values among partners—including employees, physicians, insurers and communities—in providing a full spectrum of health care. Tenet can be found on the World Wide Web at www.tenethealth.com.

#    #    #

[NOTE TO EDITORS: A digital photo of Edward A. Kangas is available by email. Please call Maria Martinez in Tenet's Corporate Communications Department at 805.563.6975.]

  Certain statements in this release may constitute forward-looking statements. They are based on management's current expectations and could be affected by numerous factors and are subject to various risks and uncertainties. Certain of those risks and uncertainties are discussed in the Company's filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K and quarterly reports on Form 10-Q. Do not rely on any forward-looking statement, as we cannot predict or control many of the factors that ultimately may affect our ability to achieve the results estimated. We make no promise to update any forward-looking statement, whether as a result of changes in underlying factors, new information, future events or otherwise.

ADDITIONAL INFORMATION

        Tenet Healthcare Corporation will file a proxy statement in connection with its 2003 annual meeting of shareholders. Tenet shareholders are strongly advised to read the proxy statement relating to Tenet's 2003 annual meeting of shareholders when it becomes available, as it will contain important information. Shareholders will be able to obtain this proxy statement, any amendments or supplements to the proxy statement and other documents filed by Tenet with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. Copies of the proxy statement and any amendments and supplements to the proxy statement will also be available for free at Tenet's Internet Web site at www.tenethealth.com or by writing to Tenet Healthcare Corporation, Investor Relations, P.O. Box 31907, Santa Barbara, Calif. 93130. Tenet expects to mail its definitive proxy statement to each shareholder of record on or before Aug. 31, 2003. In addition, copies of the proxy materials may be requested by contacting our proxy solicitor, MacKenzie Partners Inc., at (800) 322-2885 toll-free or by email at proxy@mackenziepartners.com.

        Tenet, its executive officers and directors may be deemed to be participants in a solicitation of proxies for Tenet's 2003 annual meeting of shareholders. Information regarding these participants is contained in a filing under Rule 14a-12 filed by Tenet with the Securities and Exchange Commission on April 24, 2003.